Exhibit 99.1

PMGC Holdings Inc. Terminates LOI to Focus on Acquiring High-Growth CNC Acquisitions in Aerospace, Defense, and Industrial Markets

Newport Beach, CA – July 30, 2025 – PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”), a diversified public holding company, today announced that it has terminated the previously announced non-binding letter of intent, dated June 9, 2025, to acquire a profitable U.S.-based electronics manufacturing company.

Following a strategic review and direction from its Board of Directors, PMGC has elected to narrow its merger and acquisition (M&A) focus toward CNC machine shops servicing the aerospace, defense, and industrial sectors. The Company believes this decision better aligns with its long-term growth strategy and capital allocation objectives, allowing it to build a highly specialized portfolio that benefits from sector-specific demand, scale efficiencies, and margin expansion.

Industry Outlook

The U.S. machine shop services market was estimated at approximately USD 44.7 billion in 2024, generated by around 17,100 companies employing over 259,000 people. Nearly one-third of this industry is concentrated in California, Texas, Ohio, and Michigan1. Over the next decade, the global machining market is projected to expand from USD 402.6 billion in 2024 to USD 755.7 billion by 2034, at a compound annual growth rate (CAGR) of 6.5%2. Within the U.S., the machine tools segment—largely encompassing CNC metal-cutting—was valued at about USD 12.7 billion in 2025 and is expected to grow at a 3.4% CAGR from 2025 through 20303.

Demand from aerospace, defense, and industrial sectors is particularly strong—new U.S. metalworking machinery orders surged 32.6% from February to March 2025, reaching USD 515.8 million, marking the highest monthly value since early 2023. Aerospace machine shops posted record-setting order volumes and capital investments amid reshoring momentum and robust defense procurement trends4.

This structural growth reflects broader industrial tailwinds—including regulations and incentives such as the Creating Helpful Incentives to Produce Semiconductors and Science Act of 2022 (CHIPS Act) and Inflation Reduction Acts—positioning precision CNC machine shops as a high-growth, resilient segment critical to reshoring, national security, and global supply chain modernization.

Pending CNC Manufacturing Acquisition:

On June 24th, 2025 PMGC announced a non-binding Letter of Intent to acquire a profitable, AS9100 and ISO 9001-certified CNC precision machining company based in the United States. The target specializes in high-complexity aerospace and defense components, with a long-standing track record serving Tier-1 commercial and government clients.

The target generated approximately $4.5 million in revenue and $500,000 in adjusted EBITDA in 2024. The transaction is currently pending and subject to due diligence and customary closing conditions.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com. Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com

[1]	Vertical IQ
[2]	precedenceresearch.com
[3]	mordorintelligence.com
[4]	amtonline.org